Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2	Date of Material Change

March 2, 2026

Item 3	News Release

The press release attached as Schedule “A” was released on March 2, 2026 through an approved Canadian newswire service.

Item 4	Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5	Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6	Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7	Omitted Information

Not applicable.

Item 8	Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9	Date of Report

March 2, 2026

SCHEDULE “A”

DIGI POWER X INC.

Nasdaq: DGXX | Cboe Canada: DGX

A Vertically Integrated AI Infrastructure Company

Digi Power X Announces ARMS 200 Commissioning

and Timetable for Generating its First AI Revenues

This news release constitutes a “designated news release” for the purposes of the Company’s amended and restated prospectus supplement dated November 18, 2025, to its short form base shelf prospectus dated May 15, 2025.

Miami, FL – March 2, 2026 – Digi Power X Inc. (“Digi Power X” or the “Company”) (Nasdaq: DGXX / Cboe Canada: DGX), a vertically integrated AI infrastructure company focused on the deployment of Tier 3 modular data centers powered by owned and controlled energy assets, today provided a comprehensive update on its financial position and the execution of its AI infrastructure strategy. All monetary references are expressed in U.S. dollars unless otherwise indicated.

ARMS 200 Deployment: First System Going Live in March 2026

ARMS 200 modular data center unit being positioned at the Alabama site

ARMS 200 system set up at the Company’s Alabama site

Digi Power X continues to make significant strides in its transition from Bitcoin (“BTC”) mining to AI infrastructure, targeting the rapidly growing Tier 3 data center market. The Company ceased its BTC mining operations during 2025 at its Alabama facility to transform it into a Tier 3 AI infrastructure hub, and is currently evaluating its existing facilities in New York for conversion of its existing power infrastructure assets into fully functional data centers.

The Company has finalized production of its first ARMS 200 modular data center system at its Alabama site and expects to have it commissioned to provide live operations and customer workload GPUs by the third week of March 2026. Digi Power X anticipates full commissioning of the entire ARMS 200 system with the ability to generate GPU-as-a-Service rental AI income by the beginning of April 2026, with 10 megawatts (“MW”) of pods to be operational at its Alabama facility by Q3 2026.

The Company expects to begin generating its first AI-derived revenue in April 2026 through its GPU-as-a-Service platform. Based on current market pricing for server rentals and assuming near-capacity utilization rates, Digi Power X anticipates that revenues of approximately $15 million per MW deployed can be generated. With 10 MW of capacity targeted for deployment by Q3 2026, the Company believes it will be well-positioned for a significant and scalable revenue base as additional capacity comes online across its Alabama and New York sites.

In addition, the production of five additional ARMS 200 units has been completed for deployment at the Company’s North Tonawanda, New York location and will be commissioned at the site, anticipated by the end of Q2 2026.

Anticipated ARMS 200 Deployment Timeline

Milestone	Location	Target Date
First ARMS 200 Live Operations	Alabama	March 2026 (3rd week)
Full ARMS 200 Commissioning / GPU-as-a-Service Revenue	Alabama	April 2026
10 MW Pod Deployment	Alabama	Q3 2026
5 Additional ARMS 200 Commissioned	North Tonawanda, NY	Q2 2026

Financial Liquidity & 2026 Capital Plan

Digi Power X held cash, Bitcoin (“BTC”), Ethereum (“ETH”), and cash deposits of approximately $80 million as of February 27, 2026.

Liquidity Breakdown (as of February 27, 2026)

Category	Market Value
Cash Available	~$62 million
BTC & ETH Holdings	~$12 million
Cash Deposits	~$6 million
Total Liquidity	~$80 million

Based on BTC price of $66,000 and ETH price of $2,000 as of February 28, 2026, per CoinMarketCap.

2026 Capital Deployment Plan

Investment	Amount
Infrastructure CapEx Spent YTD (through Feb 28, 2026)	~$13.1 million
Expected Total CapEx by End of Q3 2026	~$33.1 million

GPU-as-a-Service Revenue Potential

Metric	Projection
Expected Annualized Revenue per MW (for full year of deployment)	~$15 million
First AI Revenue Anticipated to be Generated	April 2026
Target Deployment by Q3 2026	10 MW
Annualized Revenue Potential at 10 MW (full year of deployment)	~$150 million

The Company believes it current liquidity positions it to be able to carry out the rollout of its 2026 AI infrastructure development plan, which includes the planned deployment of high-efficiency Tier 3 AI data centers and expansion of the Company’s power capacity across multiple U.S. sites. The Company has invested approximately $13.1 million in infrastructure asset purchases year to date, with an additional approximately $20 million forecasted by the end of Q3 2026, to continue its infrastructure expansion and launch its GPU-as-a-Service vertical.

The Company remains debt-free, a significant advantage in the capital-intensive AI infrastructure sector. Digi Power X’s financial discipline and strategic execution have allowed it to minimize interest rate risks, and the Company remains committed to self-funding and maintaining a clean balance sheet, underscoring its dedication to long-term growth while minimizing equity dilution for shareholders.

Energy Curtailment

During January and February 2026, the Company elected to actively participate in load curtailment due to high energy costs associated with weather conditions across its locations. By contributing to these load reduction programs, the Company provided crucial grid reliability to surrounding electric consumers.

LOI for Strategic Partnership With 1.3 GW Power Plant

On January 7, 2026, the Company announced that it had entered into a non-binding letter of intent (the “LOI”) with Omnis Pleasants LLC, owner of the Pleasants Power Station, a 1.3 gigawatt (“GW”) power generation facility located in West Virginia, to pursue a strategic partnership supporting large-scale AI and high-performance computing infrastructure.

Pursuant to the terms of the LOI, the parties intend to conduct a comprehensive load and interconnection study of up to 1.3 GW, evaluating long-term power availability and grid connectivity for energy-intensive computing applications.

The proposed strategic partnership also contemplates a long-term lease of up to 200 acres of land to enable Digi Power X to deploy AI and advanced computing infrastructure utilizing its proprietary ARMS modular Tier III data center platform.

Digi Power X has extended its due diligence efforts for an additional 120 days and will provide further updates as they occur.

Addition of Hans Vestberg, Former Verizon Chairman and CEO, as Senior Advisor

The Company recently announced that Hans Vestberg, former Chairman and Chief Executive Officer of Verizon Communications, has joined the Company as a senior advisor serving on its Advisory Board to support the Company’s expansion strategy.

To date, Mr. Vestberg has worked extensively with Digi Power X’s executive team on:

●	AI infrastructure deployment strategy and scaling frameworks;

●	Distributed and edge-compute architectures for inference-driven workloads;

●	Strategic partnerships with hyperscalers, enterprises, and infrastructure stakeholders;

●	Power optimization and energy-efficient data center design;

●	Tier 3 redundancy and mission-critical reliability standards; and

●	International expansion strategy and site prioritization.

Cboe Canada Uplisting

The Company is pleased to announce that it uplisted to Cboe Canada effective at market open on February 27, 2026. Following the uplisting from the TSX Venture Exchange to Cboe Canada, the Company’s subordinate voting shares continue to trade under the symbol “DGX” on Cboe Canada, and the shares continue to be listed on Nasdaq and trade under the symbol “DGXX.” The Company remains a “reporting issuer” under applicable Canadian securities laws following the transition.

By listing on Cboe Canada, Digi Power X connects its forward-looking infrastructure strategy with a Tier 1 stock exchange known for supporting emerging sectors and enhancing capital formation.

About Digi Power X

Digi Power X is an energy infrastructure company that develops Tier 3-certified modular AI data centers and drives the expansion of sustainable energy assets.

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations: T: 888-474-9222 | Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Cboe Canada does not accept responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes information about the Company’s expectations concerning the potential further improvements to profitability and efficiency across the Company’s operations, including, as a result of the Company’s expansion efforts, potential for the Company’s long-term growth and clean energy strategy, and the business goals and objectives of the Company. Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to: delivery of equipment and implementation of systems may not occur on the timelines anticipated by the Company or at all; future capital needs and uncertainty of additional financing; share dilution resulting from equity issuances; realization of GPU-as-a-Service revenue may not occur on the timelines anticipated by the Company, or at all; development of additional facilities and installation of infrastructure to expand operations may not be completed on the timelines anticipated by the Company, or at all; ability to access additional power from the local power grid and realize the potential of the clean energy strategy on terms which are economic or at all; a decrease in cryptocurrency pricing, volume of transaction activity or generally, the profitability of cryptocurrency mining; further improvements to profitability and efficiency may not be realized; ability to access additional power from the local power grid; an increase in natural gas prices may negatively affect the profitability of the Company’s power plant; the digital currency market; the Company’s ability to successfully mine digital currency on the cloud; the Company may not be able to profitably liquidate its current digital currency inventory, or at all; a decline in digital currency prices may have a significant negative impact on the Company’s operations; the volatility of digital currency prices; and other related risks as more fully set out in the Annual Information Form of the Company and other documents disclosed under the Company’s filings at www.sedarplus.ca and www.SEC.gov/EDGAR. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about, among other things, the current profitability in mining cryptocurrency (including pricing and volume of current transaction activity); profitable use of the Company’s assets going forward; the Company’s ability to profitably liquidate its digital currency inventory as required; historical prices of digital currencies and the ability of the Company to mine digital currencies on the cloud will be consistent with historical prices; the ability to maintain reliable and economical sources of power to run its cryptocurrency mining assets; the negative impact of regulatory changes in the energy regimes in the jurisdictions in which the Company operates; and there will be no regulation or law that will prevent the Company from operating its business. The Company has also assumed that no significant events occur outside of the Company’s normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.